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                                                                   Exhibit 10.33
                          STOCK RESTRICTION AGREEMENT
                          ---------------------------

     This Stock Restriction Agreement (the "Agreement") is made as of December
                                            ---------
10, 1999 by and between Chemdex Corporation, a Delaware corporation (the "Company"), and Ashfaq Munshi (the "Stockholder").
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                                   RECITALS
                                   --------

     The Company is a party to an Agreement and Plan of Merger (the "Merger
                                                                     ------
Agreement") with SpecialtyMD.com Corporation ("Target") and Spinach Acquisitions
---------                                      ------
Corp. dated December 10, 1999.

     Stockholder owns 2,080,000 of the Common Stock of Target (the "Target
                                                                    ------
Shares") originally purchased at an average purchase price of $0.01227 per
------
Target Share (the "Target Purchase Price") pursuant to a Stock Purchase
                   ---------------------
Agreement dated May 29, 1998 and the exercise of an option on November 9, 1999. Stockholder will receive a number of shares of the Common Stock of the Company upon completion of the merger in accordance with the Merger Agreement. The Company and the Stockholder recognize that, in order to provide the proper incentives for working with the Company, it is necessary and appropriate for the Stockholder to agree to subject approximately 84,800 shares of the Common Stock of the Company (the number of shares for which 833,000 shares of the Common Stock of Target will be exchanged, the "Shares") to a repurchase option in favor of the Company in the event of the voluntary or involuntary termination of the employment or consulting relationship of the Stockholder with the Company and to certain other restrictions on the transfer of the Shares.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing, the parties hereto agree as follows:

     1.   Limitations of Transfer. The Stockholder shall not assign, encumber or
          -----------------------
dispose of any interest in the Shares while the Shares are subject to the Repurchase Option (as defined below). After any Shares have been released from the Repurchase Option, the Stockholder shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.

          (a)   Repurchase Option.
                -----------------

                (i) In the event of the voluntary or involuntary termination of Stockholder's employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, subject to the severance provisions of that certain letter agreement between the Company and Stockholder dated December 10, 1999] and the Change of Control Agreement between the Company and Stockholder dated December 10, 1999, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive
                               ----------------
option (the "Repurchase Option") for a period of 90 days from such date to
             -----------------
repurchase all or any portion of the Shares held by Stockholder as of the Termination Date

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which have not yet been released from the Company's Repurchase Option at the
"Repurchase Price" (as defined below).

               (ii) Unless the Company notifies Stockholder within 90 days from the date of termination of Stockholder's employment or consulting relationship that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Stockholder that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Stockholder is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Stockholder constitutes written notice to Stockholder of the Company's intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Stockholder with respect to exercise of the Repurchase Option by either (A) delivering a check to Stockholder in the amount of the purchase price for the Shares being repurchased, or (B) in the event Stockholder is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price, provided that the Company shall use good faith efforts to satisfy its payment obligation to Stockholder within such 90 days, and that if such check is not delivered or such cancellation is not effective within 90 days from the date of termination, the amount of the Company's unsatisfied payment obligation shall bear interest at a rate of nine percent (9%) per annum until the Company has satisfied its payment obligation under this paragraph (ii). In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Stockholder is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of Stockholder's employment or consulting relationship unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Shares pursuant to this
Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Stockholder.

               (iii) The Shares shall be subject to the Repurchase Option as of the closing of the transaction contemplated by the Merger Agreement. 1/15th of the Shares shall be released from the Repurchase Option at the end of each month following the Vesting Commencement Date (as set forth on the signature page to this Agreement), until all Shares are released from the Repurchase Option at the end of such 15 month period (provided in each case that the Stockholder's employment or consulting relationship with the Company has not been terminated prior to the date of any such release). Fractional shares shall be rounded to the nearest whole share.

               (iv) The Repurchase Price shall be $0.001 per share (adjusted for any stock splits, stock dividends and the like), unless Stockholder's employment or consulting

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relationship with the Company is terminated as a result of death or disability, in which case the Repurchase Price shall be the fair market value of the Company's Common Stock as of the date of termination.

               (v) For purposes of this Section 1, the fair market value of one share of Common Stock on the date of termination shall mean:

                    (A) If the Common Stock is traded on a securities exchange or The Nasdaq National Market, the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange over the five-day trading period ending one day prior to termination;

                    (B) If the Common Stock is actively traded over-the-counter, the value shall be deemed to be average of the closing bid or sale prices (whichever is applicable) over the five-day period ending one day prior to termination.

                    (C) If the Common Stock is not traded on a securities exchange, the Nasdaq National Market or over-the-counter, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

          (b)  Assignment.  The right of the Company to purchase any part of the
               ----------
Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations; provided, however, that an assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the repurchase price and fair market value, if the repurchase price is less than the fair market value of the Shares subject to the assignment.

          (c)  Restrictions Binding on Transferees.  All transferees of Shares
               -----------------------------------
or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are satisfied.

          (d)  Tax Indemnification.
               -------------------

               (i) The imposition of vesting on the Options and the Repurchase Option are intended to protect the value of the assets of the Company and Target, including their workforce and intangible property. The Options and the Shares are intended to constitute a part of the consideration for the transactions contemplated by the Merger Agreement, and not to constitute compensation for services rendered. The Company and Stockholder each agrees to treat the Options and the Shares consistent with the preceding sentence for all federal, state and local tax purposes, and to take no position on any tax return inconsistent therewith, except to the extent required by law.
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               (ii)   The Company will indemnify and hold harmless Stockholder,
on an after-tax basis, from and against any federal, state or local tax liability (including, without limitation, franchise, income, or employment taxes) that arises from treatment by any taxing authority of (A) the receipt of the Shares by Stockholder upon the Merger or upon the exercise of the Options or
(B) the vesting of such Shares, as compensation for services rendered by Stockholder. For purposes of the preceding sentence, it shall be assumed that such compensation was taxed at the highest combined effective marginal federal, state and local income tax rates applicable to compensation of individuals residing in California at the times the income was recognized.

               (iii) The Company's indemnification obligation with respect to the compensation income recognized with respect to receipt of the Options and the Shares pursuant to subsection 1(d)(ii) shall be reduced by the federal, state or local income or franchise taxes paid by the Stockholder with respect to sales of the Shares prior to the date that such obligation is payable, provided that the number of shares of the Company taken into account pursuant to this sentence shall not exceed the number of Shares received by Stockholder and the per-share amount realized upon each such sale shall not exceed the per-share value of the Shares at the Effective Time of the Merger. For purposes of the preceding sentence, it shall be assumed that all sales of Shares taken into account were taxed at the highest combined effective marginal federal, state and local income tax rates applicable to sales of capital assets by individuals residing in California at the times the sales occur and Stockholder's tax basis in the Shares sold equaled the basis of the Target Shares exchanged for the Shares in the Merger (or the Option Price, if the shares were received upon exercise of an Option) rather than the fair market value of the Shares on the date(s) such compensation income was recognized. Sales of Shares by Stockholder subsequent to the Effective Time shall be taken into account pursuant to the foregoing provisions in the order in which such sales occur.

     2.   Escrow. For purposes of facilitating the enforcement of the provisions
          ------
of Section 1(a) above, the Stockholder agrees to deliver the certificate(s) for the Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by the Stockholder and by
                              ------------
the Stockholder's spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are required in accordance with the terms of this Agreement. The Stockholder hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. The Stockholder agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. The Stockholder agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Upon release of any Shares from the repurchase option pursuant to this agreement, the escrow holder shall deliver (a) ninety percent (90%) of such released shares (i) if

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such release occurs prior to July 1, 2000, to the Escrow Agent holding shares pursuant to the Lock-Up Escrow Agreement to be executed among Company, Target, Escrow Agent, and Stockholders' Agents to be held or distributed in accordance with the terms thereof, and (ii) if such release occurs after June 30, 2000, to the Stockholder; and (b) ten percent (10%) of such released shares (i) if such release occurs prior to the release of escrowed shares under section 2(d) of the Indemnity Escrow Agreement to be executed among Company, Target, Escrow Agent, and Stockholders' Agents to be held or distributed in accordance with the terms thereof, and (ii) if such release occurs after such date, to the Stockholder.

     3.   Legends.  The certificate or certificates representing the Shares
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shall be endorsed with the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     When the Option has fully vested and the Repurchase Potion has expired or exercised in full, the Shares then held by the Stockholder will no longer be subject to the foregoing legend. After such time, and upon the Stockholder's request, a new certificate or certificates representing the outstanding Shares not repurchased shall be issued without the legend set forth above and delivered to the Stockholder.

     4.   No Employment Rights.  Nothing in this Agreement shall affect in any
          --------------------
manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Stockholder's employment, for any reason, with or without cause.

     5.   Miscellaneous.
          -------------

          (a)  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (b)  Entire Agreement; Enforcement of Rights.  This Agreement sets
               ---------------------------------------
forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          (c)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.


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In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (d)  Construction.  This Agreement is the result of negotiations
               ------------
between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (e)  Notices.  Any notice required or permitted by this Agreement
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shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (g)  Successors and Assigns.  The rights and benefits of this
               ----------------------
Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Stockholder under this Agreement may only be assigned with the prior written consent of the Company.

                           [Signature Page Follows]
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     The parties hereto have executed this Agreement as of the day and year first set forth above.


                                    CHEMDEX CORPORATION


                                    By: /s/ David P. Perry
                                        ---------------------------------------
                                            David P. Perry
                                            President

                                            Address:
                                            1500 Plymouth Street
                                            Mountain View, CA 94043



     THE STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS OR SHARES PURSUANT TO SECTION 1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. THE STOCKHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON THE STOCKHOLDER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE STOCKHOLDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE STOCKHOLDER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                                        THE STOCKHOLDER:

                                        /s/ Ashfaq Munshi
                                        ------------------------------------
                                        Ashfaq Munshi

                                        c/o SpecialtyMD.com Corporation
                                        1510 Page Mill Road
                                        Palo Alto, CA 94304


Vesting Commencement Date: the "Closing" as defined in the Agreement and Plan of Merger.

                                 ATTACHMENT A
                                 ------------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------

     FOR VALUE RECEIVED and pursuant to that certain Stock Restriction Agreement between the undersigned (the "Stockholder") and Chemdex Corporation (the
                              -----------
"Company") dated December 10, 1999 (the "Agreement"), the Stockholder hereby
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sells, assigns and transfers unto the Company ________________ shares of the
Company's Common Stock standing in the Stockholder's name on the books of said corporation represented by Certificate No. ______________ herewith and does hereby irrevocably constitute and appoint ____________________ to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated: ________________, __________.


                                        Signature:


                                        /s/ Ashfaq Munshi
                                        ----------------------------------------
                                        Ashfaq Munshi

                                        /s/ Ashfaq Munshi P.O.A.
                                        ----------------------------------------
                                        Spouse of Ashfaq Munshi


Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

                                 ATTACHMENT B
                                 ------------

                               CONSENT OF SPOUSE
                               -----------------

          I, Ruma Munshi, spouse of Ashfaq Munshi, have read and hereby approve the foregoing Stock Restriction Agreement (the "Agreement"). In consideration of
                                                ---------
the Company's enhanced potential to raise additional capital for the benefit of all stockholders, including my spouse, provided by the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other interest I may have in the Shares shall be subject to the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment to or exercise of any rights I may have under the Agreement.



                                             /s/ Ashfaq Munshi P.O.A.
                                             -----------------------------------
                                             Spouse of Ashfaq Munshi